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                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements pertaining to the 1998 Employee Stock Purchase Plan (Form S-8 No. 333-55827), the 1998 Stock Option Plan (Form S-8 No. 333-56349), the 1997 Stock Option Plan (Form S-8 No. 333-49561), the 1995 Stock Option Plan (Form S-8 No. 33-93048),
and the 1987 Stock Option Plan (Form S-8 No. 33-77060) of ATMI, Inc. of our report dated May 1, 1998 relating to NOW Technologies, Inc. and Subsidiaries appearing in this Current Report on Form 8-K/A of ATMI, Inc.

                                               /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 11, 2000